SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                December 22, 1999
                                -----------------
                Date of Report (Date of earliest event reported)


                       AMERICAN REAL ESTATE PARTNERS, L.P.
                       -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       Delaware                  1-9516                   13-3398766
       --------                  ------                   ----------
(State of Organization)    (Commission File Number)      (IRS Employer
                                                     Identification Number)


                             100 SOUTH BEDFORD ROAD
                               MT. KISCO, NY 10549
                               -------------------
         (Address of Registrant's Principal Executive Office) (Zip Code)


                                 (914) 242-7700
                                 --------------
              (Registrant's telephone number, including area code)



                                   ----------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

     On December 22, 1999, the Registrant announced that it has reached an agreement in principle to acquire Bayswater Realty and Capital Corp. and its affiliated entities from the Registrant's Chairman, Mr. Carl C. Icahn. The purchase price for the acquisition will be $90 million payable in cash. The acquisition, which is subject to completion of satisfactory due diligence, the negotiation of definitive agreements and customary closing conditions, is expected to close in the first quarter of 2000. Reference is made to the press release, dated December 22, 1999, annexed hereto as
     Exhibit 20.2, for information regarding the announcement.

ITEM 7.    EXHIBITS.

Exhibit No.                         Description of Document
-----------                         -----------------------

     20.2                           Press Release, dated December 22, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERICAN REAL ESTATE PARTNERS, L.P.
                                   (Registrant)

                                   By:   American Property Investors, Inc.,
                                           General Partner


                                   By:  /s/ John P. Saldarelli
                                        ---------------------------------------
                                         John P. Saldarelli
                                         Secretary and Treasurer


Date:  December 22, 1999

                                  EXHIBIT INDEX



Exhibit Number       Description                                      Page No.
--------------       -----------                                      --------

     20.2            Press Release, dated December 22, 1999.             E-1

                      [AMERICAN REAL ESTATE PARTNERS, L.P.]
                                     (Logo)

CONTACT:          John P. Saldarelli
                  Secretary and Treasurer
                  914/242-7700


FOR IMMEDIATE RELEASE

                       AMERICAN REAL ESTATE PARTNERS, L.P.
                       -----------------------------------
                  TO ACQUIRE BAYSWATER REALTY AND CAPITAL CORP.
                  ---------------------------------------------

MOUNT KISCO, NEW YORK, DECEMBER 22, 1999 - American Real Estate Partners, L.P. (NYSE: ACP) today announced that the Company has reached an agreement in principle to acquire Bayswater Realty and Capital Corp. and its affiliated entities from the Company's Chairman, Mr. Carl C. Icahn. The purchase price for the acquisition will be $90 million payable in cash. The acquisition, which is subject to completion of satisfactory due diligence, the negotiation of definitive agreements and customary closing conditions, is expected to close in the first quarter of 2000. The terms of the transaction have been reviewed and approved by the Company's Audit Committee and will be subject to receipt of a proper fairness opinion from a recognized investment banking institution.

Bayswater is a real estate investment, management and development company which has focused primarily on residential land development and the construction and sale of single-family homes. Bayswater presently owns ten residential subdivisions under development in New York and Florida. The acquisition will enable the Company to better diversify its real estate portfolio with the assistance of Bayswater's experienced development team. In recent years, the Company has engaged Bayswater to perform development, construction management, marketing and sales services with respect to residential sites being developed by the Company located in New Seabury, Massachusetts and Armonk and East Hampton, New York.

American Real Estate Partners, L.P. is a master limited partnership primarily engaged in acquiring and managing real estate related investments with a primary focus on office, retail, industrial, hotel and residential properties.


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